Exhibit 99.1

News Release

Corporate Communications

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Wells Fargo to Repay Entire $25 billion TARP Investment; Announces $10.4 Billion Common Stock Offering

SAN FRANCISCO, December 14, 2009—Wells Fargo & Company (NYSE: WFC) announced today that, pursuant to terms approved by U.S. banking regulators and the U.S. Treasury, it will redeem the $25 billion of series D preferred stock issued to the U.S. Treasury in October 2008 under the government’s Troubled Asset Relief Program (TARP), upon successful completion of a $10.4 billion common stock offering.

“TARP stabilized our country’s financial system when confidence in financial markets around the world was being tested unlike any other period in our history. Its success also generated financial returns for taxpayers, including $1.4 billion in dividends paid to the U.S. Treasury by Wells Fargo,” said Wells Fargo President and CEO John Stumpf. “Now we’re ready to fully repay TARP in a way that serves the interests of the U.S. taxpayer, as well as our customers, team members and investors.”

Under terms of the authorization from the U.S. Treasury and banking regulators to repay the $25 billion investment made under TARP, Wells Fargo will:

•	Issue common stock with proceeds of $10.4 billion.

•	Raise $1.35 billion through the issuance of common stock to Wells Fargo benefit plans and in lieu of a portion of 2009 incentive cash and other compensation to certain Wells Fargo team members.

•

Increase equity by $1.5 billion through asset sales to be approved by the Board of Governors of the Federal Reserve. To the extent those asset sales are not completed by the end of 2010, the company agreed it would raise a commensurate amount of common equity.

After the TARP repayment and these initiatives, the company’s estimated Tier 1 common equity ratio would be 6.2 percent, pro forma based on the September 30, 2009 ratio of 5.2 percent. Repaying TARP will eliminate $1.25 billion in annual preferred stock dividends, and will be slightly accretive to earnings per share in 2010.

“The company remains committed to maintaining strong capital levels and a capital structure commensurate with the company’s risk profile and growth plans” said Wells Fargo Chief Financial Officer Howard Atkins. “Over the last decade Wells Fargo maintained capital ratios above peer levels, one of the main reasons we have been able to continue to profitably grow our company—including three consecutive quarters of record profits this year—despite the credit crisis of the last two years. Upon the acquisition of Wachovia late last year, our capital ratios initially declined—as one might expect when doubling the size of the company and writing down Wachovia’s higher risk loans—but having already accounted for that risk to capital, our capital ratios are growing organically as we realize the revenue and expense synergies from the acquisition, and as Wells Fargo’s business model continues to generate capital internally—as we historically have. Excluding the impact of TARP funds, stockholders’ equity at Sept. 30, 2009 was up $50 billion from a year ago and including today’s announced capital actions, $63 billion on a pro forma basis,” said Atkins.

Repurchase of TARP preferred stock is expected to reduce income available to common shareholders in the fourth quarter by $2 billion, as the book value of the preferred stock is less than the amount paid. Following redemption of the series D preferred stock, the U.S. Treasury Department will continue to hold warrants to purchase approximately 110 million shares of Wells Fargo common stock at an exercise price of $34.01 per share.

Stumpf also underscored Wells Fargo’s commitment to serving the financial needs of consumers and businesses as the U.S. economy continues its recovery. “We remain committed to keeping credit flowing, and working closely with financially distressed home owners, as we have throughout this downturn and credit crisis,” Stumpf said. “Since receiving the TARP investment in 2008, Wells Fargo has been a leader in supplying credit to the U.S. economy by extending more than $640 billion of credit to U.S. consumers and businesses. And as one of the nation’s largest originators and servicers of mortgages, we have also been a leader in modifying mortgages to keep our customers in their homes, including adding 7,600 employees in 2009 to meet this critical demand in the marketplace. Through November 30, we have initiated or completed the modification of more than 422,000 mortgages this year.”

Wells Fargo Securities and Goldman, Sachs & Co. are acting as lead underwriters for the offering.

The underwriters have an option to buy up to an additional $1.56 billion of Wells Fargo common stock, exercisable within 30 days from the date of the offering.

Wells Fargo has an existing shelf registration statement on file with the Securities and Exchange Commission (SEC) and will file a prospectus supplement related to this offering to which this communication relates. Before you invest, you should read the registration statement (including the base prospectus), the prospectus supplement and other documents Wells Fargo has filed with the SEC for more complete information about Wells Fargo and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Wells Fargo, any underwriter or any dealer participating in the offering will arrange to send investors the prospectus if requested by contacting Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152-4077, toll-free telephone: 1-800-326-5897, or by emailing equity.syndicate@wachovia.com or Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, NY 10004, toll-free telephone: 1-866-471-2526, facsimile: 1-212-902-9316, or by emailing prospectus-ny@ny.email.gs.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about Wells Fargo, including statements about when and how the Company will repay TARP. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

Several factors could cause actual results to differ materially from forward-looking statements including our ability to access capital markets on favorable terms. For a discussion of factors that could cause actual results to differ from expectations, refer to our reports filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, and our Annual Report on Form 10-K for the year ended December 31, 2008, as amended by our Current Report on Form 8-K filed May 11, 2009.

About Wells Fargo

Wells Fargo & Company is a diversified financial services company with $1.2 trillion in assets, providing banking, insurance, investments, mortgage and consumer finance through more than 10,000 stores and 12,000 ATMs and the internet across North America and internationally.

CONFERENCE CALL INFORMATION

Wells Fargo will host a conference call Tuesday, December 15, 2009, at 5:00 a.m. (Pacific Time) / 8:00 a.m. (Eastern Time) to discuss details of the offering. It is highly recommended for all parties to dial into the conference line at least 15 minutes prior to the start of the call. Investors can call (888) 744-3655 (US/Canada) or (706) 643-1962 (International) with the Conference ID 47165764, or listen via live audio webcast. The live audio webcast will be available at
http://event.meetingstream.com/r.htm?e=184243&s=1&k=6BC54FD58E49FF627053D6AF067FCA6A and presentation visuals will be available at https://www.wellsfargo.com/downloads/pdf/invest_relations/equity_offering.pdf

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